Exhibit 99.1
Company Contact:
Randy C. Martin
Executive VP and Chief Financial Officer
(314) 721-4242
For Immediate Release Wednesday, September 8, 2010
SPARTECH CORPORATION NAMES VICTORIA M. HOLT PRESIDENT & CHIEF
EXECUTIVE OFFICER, TO SUCCEED MYLES ODANIELL

St. Louis, Missouri, September 8, 2010 — Spartech Corporation (NYSE:SEH), a leading producer of plastic sheet, compounds, and packaging products, today announced that Victoria M. Holt has been appointed President and Chief Executive effective September 8, 2010. Holt, a former Senior Vice President at PPG Industries and a member of Spartech’s Board of Directors, will succeed Myles Odaniell.
“Our company initiated a restructuring program in order to position Spartech to be increasingly responsive to the changing economic environment and our customers,” said Ralph B. Andy, the company’s Chairman. “Vicki Holt’s appointment is an important step in completing the restructuring. We believe her experience in executing strategic change in customer focused manufacturing businesses and her proven commitment to operational excellence will generate the greatest benefits for our customers, employees and shareholders.”
Andy called Odaniell a “change agent” who, during his nearly three-year tenure as chief executive officer, responded swiftly to the economic recession, recruited new personnel and strengthened Spartech’s balance sheet. In doing so, “Myles built a stable platform for growth and a strong management team,” Andy said.
Holt, 52, a member of the Spartech Board of Directors since April 2005, brings more than 30 years of experience with world class companies to her new role. As Senior Vice President of PPGs Glass and Fiber Glass, she was responsible for $2 billion of global sales of glass and fiber glass products into a broad set of end use markets including commercial and residential construction, renewable energy, automotive, energy infrastructure, appliance and consumer products. Prior to joining PPG, she worked for Solutia as Vice President Performance Films and numerous positions at Monsanto Company culminating as Vice President Acrilan.
Holt earned a chemistry degree from Duke University and received a Masters of Business Administration from Pace University. On the Spartech Board of Directors, Holt served as the Chairman of the Sustainability Committee and a member of both the Compensation and Governance Committees. She is also member of the Board of Trustees at the Phipps Conservatory and Botanical Gardens.
“The Spartech Board knows Vicki very well and she knows Spartech. She has the leadership experience, skills and passion to lead Spartech in achieving our strategic goals.,” Andy said. “WithVicki’s leadership, our management team will execute operationally to deliver the highest quality products and premier service to our customers.”
“Spartech has a strong financial foundation and I am honored to join the outstanding Spartech management team. In my role as a Spartech Director, I have gained familiarity with the management group and the organization,” added Holt. “Spartech has strong, diverse end market positions, a broad product portfolio, market-leading product development, a solid balance sheet and opportunities for growth to significantly expand its customer base and drive further value to our shareholders.”

SPARTECH CORPORATION
HOLT ANNOUNCEMENT
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Spartech Corporation is a leading producer of plastic products including polymeric compounds, concentrates, custom extruded sheet and rollstock products and packaging technologies for a wide spectrum of customers. The Company’s three business segments, which operate facilities in the United States, Mexico, Canada, and France, annually process approximately one billion pounds of plastic resins, specialty plastic alloys, and color and specialty compounds.
Safe Harbor For Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relate to future events and expectations include statements containing such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors which could cause actual results to differ from our forward-looking statements:
(a)	adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products of the types we produce;

(b)	our ability to compete effectively on product performance, quality, price, availability, product development, and customer service;

(c)	adverse changes in the markets we serve, including the packaging, transportation, building and construction, recreation and leisure, and other markets, some of which tend to be cyclical;

(d)	volatility of prices and availability of supply of energy and of the raw materials that are critical to the manufacture of our products, particularly plastic resins derived from oil and natural gas, including future effects of natural disasters;

(e)	our inability to manage or pass through to customers an adequate level of increases in the costs of materials, freight, utilities, or other conversion costs;

(f)	our inability to achieve and sustain the level of cost savings, productivity improvements, gross margin enhancements, growth or other benefits anticipated from our improvement initiatives;

(g)	loss of business with a limited number of customers that represent a significant percentage of the Company’s revenues;

(h)	our inability to predict accurately the costs to be incurred, time taken to complete, operating disruptions therefrom, potential loss of business or savings to be achieved in connection with announced production plant restructurings; and

(i)	our inability to develop and launch new products successfully.
We assume no responsibility to update our forward-looking statements.

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